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                                                                     Exhibit 14

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the August 15, 2007 Prospectus/Proxy Statement constituting part of the registration statement on Form N-14 (the "Registration Statement") of our report dated February 23, 2007 relating to the financial statements and financial highlights which appear in the December 31, 2006 Annual Report to Shareholders of the Natixis Value Fund (formerly, IXIS Value
Fund), a series of Natixis Advisor Funds Trust I (formerly, IXIS Advisor Funds Trust I). We hereby also consent to the use in the August 15, 2007 Statement of Additional Information, which is incorporated by reference into the Prospectus/Proxy Statement, of our reports dated November 22, 2006 and February 23, 2007 relating to the financial statements and financial highlights which appear in the September 30, 2006 and December 31, 2006 Annual Reports to Shareholders of the Loomis Sayles Value Fund, a series of Loomis Sayles Funds II, and the Natixis Value Fund, respectively. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus/Proxy Statement and "Financial Statements" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

We hereby also consent to the incorporation by reference in the May 1, 2007 registration statement on Form N-1A of our reports dated February 23, 2007 relating to the financial statements and financial highlights which appear in the December 31, 2006 Annual Report to Shareholders of the Natixis Value Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Performance" and "Independent Registered Public Accounting Firm" in the May 1, 2007 registration statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
August 29, 2007